Exhibit 10.01
CONFIRMATION OF AMENDMENT PROVISIONS

THIS CONFIRMATION OF AMENDMENT PROVISIONS (the“Agreement”), made and agreed as of the date of the last party to sign below by and between CASTLE BIOSCIENCES, INC. (“Tenant”) and ACA CONCOURSE EAST UNIT 3 LLC (“Landlord”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a certain Lease Agreement dated April 1, 2022 as amended by the First Amendment to Lease Agreement dated March 26, 2024 (collectively, the “Lease”) covering certain Premises in Unit 3 of the Nova Place Condominium located in Pittsburgh, Pennsylvania, as more particularly described in said Lease. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.The Expansion Date of the Lease is August 1, 2024. Any improvements required by the terms of the Lease to be made by Landlord, including the Landlord’s Work (as defined in the Lease) regarding the Expansion Space, have been completed to the satisfaction of Tenant in all respects in accordance with any plans and specifications approved by Tenant, and Landlord has fulfilled all of its duties under the Lease regarding such improvements.

2.As of the Expansion Date, the Basic Rent Table set forth in Section 2.3 of the Lease shall be deleted in its entirety and replaced with the following:

Basic Rent Period	Basic Rent (per Basic Rent Period)	Monthly Basic Rent	Rate per r.s.f
4/5/23-10/31/23	$37,800.00	$6,300.00	$3.62
11/1/23-7/31/24	$447,750.00	$49,750.00	$28.62
8/1/24-10/31/24	$319,281.25	$106,427.08	$28.59
11/1/24-10/31/25	$1,302,667.50	$108,555.63	$29.16
11/1/25-10/31/26	$1,328,720.85	$110,726.74	$29.74
11/1/26-10/31/27	$1,355,295.27	$112,941.27	$30.34
11/1/27-10/31/28	$1,382,401.17	$115,200.10	$30.94
11/1/28-10/31/29	$1,410,049.20	$117,504.10	$31.56
11/1/29-10/31/30	$1,438,250.18	$119,854.18	$32.19
11/1/30-10/31/31	$1,467,015.18	$122,251.27	$32.84
11/1/31-10/31/32	$1,496,355.49	$124,696.29	$33.49
11/1/32-10/31/33	$1,526,282.60	$127,190.22	$34.16

3.The Lease is in full force and effect and has not been modified, altered or amended except as follows: none.

4.This Agreement, and each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto and their respective heirs, successors and assigns. A scanned signature hereon shall have the same force and effect as an original signature.

Date Memo - First Amendment - Castle Biosciences- U3 Nova

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year of the last party to sign below.

“Landlord”:		“Tenant”:
ACA CONCOURSE EAST UNIT 3 LLC,		CASTLE BIOSCIENCES, INC.,
a Delaware limited liability company		a Delaware corporation

By:	/s/ Elliot Gould	By:	Kristen Oelschalger
Name:	Elliot Gould	Name:	/s/ Kristen Oelschalger
Title:	a Manager	Title:	Chief Operating Officer
Date:	8/8/24	Date:	8/08/2024

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Date Memo - First Amendment - Castle Biosciences- U3 Nova